EXHIBIT 23.1

Bagell, Josephs, Levine & Company, L.L.C.

Certified Public Accountants

High Ridge Commons

Suites 400-403

200 Haddonfield Berlin Road

Gibbsboro, NJ 08026

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 5, 2007 to the consolidated financial statements of National Energy Services Company, Inc., which appears in the Annual Report on Form 10-KSB for the year ended October 31, 2006.

/s/ Bagell, Josephs, Levine & Company, L.L.C

Bagell, Josephs, Levine & Company, L.L.C.

Gibbsboro, New Jersey

September 7, 2007